January 29, 2024

Bluerock High Income Institutional Credit Fund
1345 Avenue of the Americas, 32nd Floor
New York, NY 10105

Re:	Bluerock High Income Institutional Credit Fund (the “Fund”) File Nos. 333-262010 and 811-23772

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the Bluerock High Income Institutional Credit Fund’s Registration Statement filed on Form N-2 May 27, 2022. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 under the Securities Act of 1933 (Amendment No. 4 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP

Thompson Hine LLP